UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2015

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01 Other Events.

On May 20, 2015, Citigroup Inc. announced settlements with the U.S. Department of Justice (DOJ) and the Board of Governors of the Federal Reserve System (FRB) to resolve the previously disclosed investigations into Citi’s foreign exchange business. Under the terms of the settlement with the DOJ, Citicorp, a financial services holding company subsidiary of Citigroup, will plead guilty to a violation of the Sherman Antitrust Act, pay a fine of $925 million and be subject to a three-year probation period, the conditions of which include the continued implementation, remediation and strengthening of Citi’s compliance and internal controls. Under the terms of the settlement with the FRB, Citi will pay a civil money penalty of $342 million and agree to further enhance the control framework governing its foreign exchange business. The payments due under the settlements are covered by Citi’s existing legal reserves and will not require a charge to earnings in the second quarter of 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2015	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

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